UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Walgreens Boots Alliance, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

108 WILMOT ROAD DEERFIELD, IL 60015	Your Vote Counts! WALGREENS BOOTS ALLIANCE, INC. 2024 Annual Meeting Vote by January 24, 2024 11:59 PM ET

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You invested in WALGREENS BOOTS ALLIANCE, INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on January 25, 2024.

Get informed before you vote
View the Notice and Proxy Statement and fiscal 2023 Annual Report online at www.proxyvote.com OR you can receive a free paper or email copy of the material(s) by requesting them prior to January 11, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.proxyvote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* January 25, 2024 8:30 AM, Central Time Virtually at: www.virtualshareholdermeeting.com/WBA2024

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.proxyvote.com

THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
Company Proposals
1.	Election of 11 directors named in the proxy statement:
Nominees:
1a.	Janice M. Babiak	For
1b.	Inderpal S. Bhandari	For
1c.	Ginger L. Graham	For
1d.	Bryan C. Hanson	For
1e.	Robert L. Huffines	For
1f.	Valerie B. Jarrett	For
1g.	John A. Lederer	For
1h.	Stefano Pessina	For
1i.	Thomas E. Polen	For
1j.	Nancy M. Schlichting	For
1k.	Timothy C. Wentworth	For
2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2024.	For
3.	Advisory vote to approve named executive officer compensation.	For
4.	Advisory vote on the frequency of future advisory votes on named executive officer compensation.	Year
Stockholder Proposals
5.	Stockholder proposal requesting a report on cigarette waste.	Against
6.	Stockholder proposal requesting an independent board chairman.	Against
7.	Stockholder proposal requesting a living wage policy.	Against
8.	Stockholder proposal requesting an EEO policy risk report.	Against
9.	Stockholder proposal requesting a report on the risks of reproductive healthcare legislation.	Against
NOTE: In their discretion, the proxy holders may vote on such other business as may properly come before the meeting or any adjournment thereof.

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